Exhibit 99.1

Ashland reports financial results for first quarter fiscal 20251, reiterates outlook for full-year fiscal 2025

•
Sales of $405 million, down 14 percent from the prior-year quarter
•
Previously announced carboxymethylcellulose (CMC), methylcellulose (MC) and nutraceuticals portfolio optimization initiatives (collectively, “Portfolio Optimization”) reduced overall sales by approximately $50 million or 11 percent versus the prior-year quarter. Excluding Portfolio Optimization, sales declined 3 percent versus prior-year quarter
•
Loss from continuing operations of $166 million, or loss of $3.51 per diluted share
•
Adjusted income from continuing operations excluding intangibles amortization expense of $14 million, or $0.28 per diluted share
•
Net loss of $165 million, or loss of $3.50 per diluted share
•
Adjusted EBITDA of $61 million, down 13 percent from the prior-year quarter. Portfolio Optimization reduced overall Adjusted EBITDA by approximately $8 million or 11 percent versus the prior-year quarter. Excluding Portfolio Optimization, Adjusted EBITDA declined two percent versus prior-year quarter
•
Cash flows used by operating activities of $30 million; ongoing free cash flow2 of negative $26 million
•
Signed a definitive agreement to sell its Avoca business to Mane

WILMINGTON, Del., January 28, 2025 – Ashland Inc. (NYSE: ASH) today announced financial results1 for the first quarter of fiscal year 2025, which ended December 31, 2024, and issued its full-year fiscal 2025 outlook. Ashland, a global additives and specialty ingredients company, holds leadership positions in high-quality, consumer-focused markets including pharmaceuticals, personal care and architectural coatings.

"Since announcing the sale agreement for our Avoca business, we are nearing the final stages of our portfolio optimization activities. The last stage will be to fully implement our $30 million cost reduction plan to offset the stranded costs and gross profit loss from the sale of the nutraceutical business,” said Guillermo Novo, chair and chief executive officer of Ashland. “Ashland continues to demonstrate strategic progress and operating discipline amid softer market conditions, generally consistent with the first-quarter update shared at our strategy day event in December. Organic sales volumes declined by one percent, primarily due to lower demand in Europe and inventory control actions by our pharmaceutical customers. This decline was mostly offset by improved sales volumes in Personal Care, Specialty Additives, and Intermediates. Pricing impacts moderated in the quarter, reflecting our team’s disciplined approach to a stable raw material environment."

“Given the significant uncertainty surrounding trade policy under the incoming U.S. administration, we moved major annual maintenance turnarounds to the first quarter. This builds greater resilience to respond to potential trade and economic changes. While this action shifted planned expenses forward, it significantly enhanced our operational flexibility to navigate uncertain markets. With our Portfolio Optimization behind us, our top priority is to advance our strategy through execution discipline, globalizing four high-quality business lines and advancing the commercialization of our new technology platforms. In the near term, our focus remains on delivering and accelerating cost savings and enhancing productivity initiatives.”

Sales in the first quarter were $405 million, versus $473 million in the prior-year quarter. Portfolio Optimization reduced overall sales by approximately $50 million or 11 percent during the first quarter as certain lower margin products were curtailed or divested. Excluding Portfolio Optimization, sales declined three percent versus prior-year quarter. Lower sales volumes within Life Sciences were mostly offset by organic sales volume improvement within the Personal Care, Specialty Additives and Intermediates segments. Overall pricing was down two percent versus the prior year, primarily within the Intermediates and Life Science segments. Foreign currency unfavorably impacted sales by $1 million.

Net loss was $165 million, down from net income of $26 million in the prior-year quarter. Loss from continuing operations was $166 million, down from income of $28 million in the prior-year quarter, or a loss of $3.51 per diluted share, down from income of $0.54. Adjusted income from continuing operations excluding intangibles amortization expense was $14 million, down from $23 million in the prior-year quarter, or $0.28 per diluted share, down from $0.45. Adjusted EBITDA was $61 million, down 13 percent from $70 million in the prior-year quarter, primarily driven by Portfolio Optimization, reduced pricing, and increased selling, administrative, research and development (SARD) expenses, primarily related to the reset of variable compensation expenses. This was partially offset with a production volume recovery versus inventory corrective actions in the prior year. Excluding Portfolio Optimization, Adjusted EBITDA declined two percent versus prior-year quarter.

Average diluted shares outstanding totaled 48 million in the first quarter, down from 51 million in the prior-year quarter following the company’s share repurchase activities over the past 12 months.

Cash flows used by operating activities totaled $30 million, compared to cash flows provided by operating activities of $201 million in the prior-year quarter. Ongoing free cash flow2 totaled negative $26 million compared to $66 million in the prior-year quarter as inventory corrective actions and lower variable compensation payouts favorably impacted the prior year.

Reportable Segment Performance

To aid in the understanding of Ashland’s ongoing business performance, the results of Ashland’s reportable segments are described below on an adjusted basis. In addition, EBITDA and Adjusted EBITDA are reconciled to operating income in Table 4. Free cash flow, ongoing free cash flow and Adjusted operating income are reconciled in Table 6 and Adjusted income from continuing operations, Adjusted diluted earnings per share and Adjusted diluted earnings per share excluding intangible amortization expense are reconciled in Table 7 of this news release. These adjusted results are considered non-GAAP financial measures. For a full description of the non-GAAP financial measures used, see the “Use of Non-GAAP Measures” section that further describes these adjustments below.

Life Sciences

First quarter Life Sciences sales declined 33 percent year-over-year to $134 million, primarily due to the combined effects of Portfolio Optimization and reduced pharma sales volumes. Portfolio Optimization primarily includes divesting the Nutraceuticals segment and exiting low-margin nutrition business, reducing year-over-year sales by approximately $41 million or 21 percent. Excluding Portfolio Optimization, sales were down 12 percent year-over-year driven primarily by lower pharma sales. Reduced pharma sales primarily represent the softening of market demand and customer inventory control actions, particularly in Europe, the Middle East and Africa (EMEA) and lower pricing from reductions implemented in fiscal year 2024. Despite a softer market, globalization business lines, injectables and oral solid dosage film coatings, continued to deliver double-digit sales growth. Foreign currency had a $1 million unfavorable impact on sales when compared to the prior-year quarter.

Adjusted operating income was $14 million compared to $32 million in the prior-year quarter. Adjusted EBITDA was $28 million, down 42 percent from $48 million in the prior-year quarter. Lower Adjusted EBITDA primarily reflects Portfolio Optimization and lower pharma sales on reduced volumes and carry-over pricing. Portfolio Optimization reduced Life Sciences Adjusted EBITDA by approximately $8 million during the first quarter. Foreign currency had a negligible impact on Adjusted EBITDA when compared to the prior-year quarter.

Personal Care

Personal Care delivered strong performance in the first quarter, with sales increasing four percent year-over-year to $134 million. Portfolio Optimization reduced personal care sales by approximately $2 million or two percent during the first quarter. Portfolio Optimization primarily includes exiting low-margin oral-care business. Excluding Portfolio Optimization, sales were up six percent year-over-year. This growth was driven by higher sales volumes across skin care, hair care, and biofunctionals end-markets. Bolstered by strength in Asia, demand increased in most regions, more than offsetting weakness in Europe. Foreign currency had a negligible impact on sales when compared to the prior-year quarter.

Adjusted operating income was $12 million compared to $2 million in the prior-year quarter. Adjusted EBITDA was $30 million, up 36 percent from $22 million in the prior-year quarter. Adjusted EBITDA growth primarily reflects the impact of higher sales and production volumes. Foreign currency had a negligible impact on Adjusted EBITDA when compared to the prior-year quarter.

Specialty Additives

Sales were $115 million, down six percent from the prior-year quarter, primarily reflecting Portfolio Optimization which reduced Specialty Additives sales by approximately $7 million or six percent during the first quarter. Portfolio Optimization primarily includes exiting low-margin construction business. Excluding Portfolio Optimization, sales were stable year-over-year. This stability was achieved despite modestly lower pricing, which was offset by increased sales volumes. Higher sales volumes in performance specialties were partially offset by moderately lower coatings, with notable weakness in China and EMEA. Foreign currency had a negligible impact on sales when compared to the prior-year quarter.

Adjusted operating loss was $3 million compared to a loss of $11 million in the prior-year quarter. Adjusted EBITDA was $13 million, up 117 percent from $6 million in the prior-year quarter. Adjusted EBITDA growth primarily reflects the impact of higher production volumes when compared to last year’s inventory corrective actions. Foreign currency had a negligible impact on Adjusted EBITDA when compared to the prior-year quarter.

Intermediates

Sales were stable versus the prior-year quarter at $33 million. This consistent performance was delivered across both merchant and captive sales. Merchant sales totaled $22 million, driven by higher sales volumes, primarily n-methyl-2-pyrrolidone (NMP), which offset a decrease in overall pricing. Captive internal butanediol (BDO) sales remained consistent at $11 million and are recognized at market-based pricing. Foreign currency had a negligible impact on sales when compared to the prior-year quarter.

Adjusted operating income was $3 million compared to $7 million in the prior-year quarter. Adjusted EBITDA was $6 million, down 40 percent from $10 million in the prior-year quarter, primarily reflecting lower pricing, unfavorable product mix, partially offset by higher production volumes. Foreign currency had a negligible impact on Adjusted EBITDA when compared to the prior-year quarter.

Unallocated & Other

Unallocated and other expense was $202 million compared to $27 million in the prior-year quarter, primarily reflecting a non-cash impairment on the Avoca business. Adjusted unallocated and other expense EBITDA was $16 million, in-line with the prior-year quarter.

Financial Outlook

Ashland continues to proactively drive performance by leveraging growth catalysts, such as expanding high-performing business lines into new markets and commercializing new technology platforms, while simultaneously accelerating cost savings and optimizing its portfolio through the planned sale of Avoca. This diversified strategy aims to drive growth and improve business mix while improving cost structure to ultimately support the company's full-year outlook.

As expected, the first quarter was seasonally slow. Aside from weaker demand in Europe and the effects of extended plant shutdowns, Ashland’s performance is generally aligned with planning assumptions. The company is monitoring a potential European recovery and trade policy shifts, but has not observed any market dynamics that would necessitate a revision of its outlook. Despite uncertainty surrounding potential trade policy changes, Ashland is well-prepared following the completion of its annual maintenance turnarounds.

Overall, Ashland continues to expect full fiscal year sales in the range of $1.90 billion to $2.05 billion and Adjusted EBITDA in the range of $430 million to $470 million.

"Ashland is taking decisive action to deliver on our commitments," said Novo. "Our strong financial foundation allows us to invest strategically in our future while proactively addressing challenges. By focusing on commercial and operational excellence, accelerating cost savings, and advancing key growth initiatives, we are confident in our ability to drive sustainable growth and create long-term value. We are well-positioned to deliver on our goals with high-impact, self-help efforts underway. I look forward to sharing more insight into our plans as well as our outlook during our earnings call tomorrow morning," Novo concluded.

Conference Call Webcast

The company’s live webcast with securities analysts will include an executive summary and detailed remarks. The live webcast will take place at 9 a.m. ET on Wednesday, January 29, 2025. Simultaneously, the company will post a slide presentation in the Investor Relations section of its website at http://investor.ashland.com.

To access the call by phone, please go to this registration link and you will be provided with dial in details. To avoid delays, we encourage participants to dial into the conference call fifteen minutes ahead of the scheduled start time.

Following the live event, an archived version of the webcast and supporting materials will be available for 12 months on http://investor.ashland.com.

Use of Non-GAAP Measures

Ashland believes that by removing the impact of depreciation and amortization and excluding certain non-cash charges, amounts spent on interest and taxes and certain other charges that are highly variable from year to year, EBITDA, Adjusted EBITDA, EBITDA margin and Adjusted EBITDA margin provide Ashland’s investors with performance measures that reflect the impact to operations from trends in changes in sales, margin and operating expenses, providing a perspective not immediately apparent from net income, operating income, net income margin and operating income margin. The adjustments Ashland makes to derive the non-GAAP measures of EBITDA, Adjusted EBITDA, EBITDA margin and Adjusted EBITDA margin exclude items which may cause short-term fluctuations in net income and operating income and which Ashland does not consider to be the fundamental attributes or primary drivers of its business. EBITDA, Adjusted EBITDA, EBITDA margin and Adjusted EBITDA margin provide disclosure on the same basis as that used by Ashland’s management to evaluate financial performance on a consolidated and reportable segment basis and provide consistency in our financial reporting, facilitate internal and external comparisons of Ashland’s historical operating performance and its business units, and provide continuity to investors for comparability purposes. EBITDA margin and Adjusted EBITDA margin are defined as EBITDA and Adjusted EBITDA divided by sales for the corresponding period.

Key items, which are set forth on Table 7 of this release, are defined as financial effects from significant transactions that, either by their nature or amount, have caused short-term fluctuations in net income and/or operating income which Ashland does not consider to reflect Ashland’s underlying business performance and trends most accurately. Further, Ashland believes that providing supplemental information that excludes the financial effects of these items in the financial results will enhance the investor’s ability to compare financial performance between reporting periods.

Tax-specific key items, which are set forth on Table 7 of this release, are defined as financial transactions, tax law changes or other matters that fall within the definition of key items as described above. These items relate solely to tax matters and would only be recorded within the income tax caption of the Statement of Consolidated Income. As with all key items, due to their nature, Ashland does not consider the financial effects of these tax-specific key items on net income to be the most accurate reflection of Ashland’s underlying business performance and trends.

The free cash flow metrics enable Ashland to provide a better indication of the ongoing cash being generated that is ultimately available for both debt and equity holders as well as other investment opportunities. Unlike cash flow provided by operating activities, free cash flow and ongoing free cash flow include the impact of capital expenditures from continuing operations and other significant items impacting free cash flow, providing a more complete picture of current and future cash generation. Free cash flow, ongoing free cash flow, and free cash flow conversion are non-GAAP liquidity measures that Ashland believes provide useful information to management and investors about Ashland’s ability to convert Adjusted EBITDA to ongoing free cash flow. These liquidity measures are used regularly by Ashland’s stakeholders and industry peers to measure the efficiency at providing cash from regular business activity. Free cash flow, ongoing free cash flow, and free cash flow conversion have certain limitations, including that they do not reflect adjustments for certain non-discretionary cash flows such as mandatory debt repayments. The amount of mandatory versus discretionary expenditures can vary significantly between periods.

Adjusted diluted earnings per share is a performance measure used by Ashland and is defined by Ashland as earnings (loss) from continuing operations, adjusted for identified key items and divided by the number of outstanding diluted shares of common stock. Ashland believes this measure provides investors additional insights into operational performance by providing earnings and diluted earnings per share metrics that exclude the effect of the identified key items and tax specific key items.

The Adjusted diluted earnings per share, excluding intangibles amortization expense metric enables Ashland to demonstrate the impact of non-cash intangibles amortization expense on earnings per share, in addition to key items previously mentioned. Ashland’s management believes this presentation is helpful to illustrate how previous acquisitions impact applicable period results.

Ashland does not quantitatively reconcile our guidance ranges for our non-GAAP measures to their most comparable GAAP measures in the Financial Outlook section of this press release. The guidance ranges for GAAP and non-GAAP financial measures reflect Ashland’s assessment of potential sources of variability in financial results and are informed by evaluation of multiple scenarios, many of which have interactive effects across several financial statement line items. Providing guidance for individual reconciling items between our non-GAAP financial measures and the comparable GAAP measures would imply a degree of precision and certainty in those reconciling items that is not a consistent reflection of our scenario-based process to prepare our guidance ranges. To the extent that a material change affecting the individual reconciling items between the Company’s forward-looking non-GAAP and comparable GAAP financial measures is anticipated, the Company has provided qualitative commentary in the Financial Outlook section of this press release for your consideration. However, as the impact of such factors cannot be predicted with a reasonable degree of certainty or precision, a quantitative reconciliation is not available without unreasonable effort.

About Ashland

Ashland Inc. (NYSE: ASH) is a global additives and specialty ingredients company with a conscious and proactive mindset for environmental, social and governance (ESG). The company serves customers in a wide range of consumer and industrial markets, including architectural coatings, construction, energy, food and beverage, personal care and pharmaceutical. Approximately 3,200 passionate, tenacious solvers – from renowned scientists and research chemists to talented engineers and plant operators – thrive on developing practical, innovative and elegant solutions to complex problems for customers in more than 100 countries. Visit ashland.com and ashland.com/ESG to learn more.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Ashland has identified some of these forward-looking statements with words such as “anticipates,” “believes,” “expects,” “estimates,” “is likely,” “predicts,” “projects,” “forecasts,” “objectives,” “may,” “will,” “should,” “plans” and “intends” and the negative of these words or other comparable terminology. Ashland may from time to time make forward-looking statements in its annual reports, quarterly reports and other filings with the SEC, news releases and other written and oral communications. These forward-looking statements are based on Ashland’s expectations and assumptions, as of the date such statements are made, regarding Ashland’s future operating performance, financial, operating cash flow and liquidity, as well as the economy and other future events or circumstances. These statements include but may not be limited to statements with respect to Ashland’s anticipations and expectations regarding raw materials and year-over-year absorption; its ability to drive sustainable growth and create long-term value; its portfolio optimization initiatives and accelerated cost savings programs; and management’s expectations and beliefs regarding Ashland’s fiscal-year 2025 results and outlook.

Ashland’s expectations and assumptions include, without limitation, internal forecasts and analyses of current and future market conditions and trends, management plans and strategies, operating efficiencies and economic conditions (such as prices, supply and demand, cost of raw materials, and the ability to recover raw-material cost increases through price increases), and risks and uncertainties associated with the following: the impact of acquisitions and/or divestitures Ashland has made or may make (including the possibility that Ashland may not realize the anticipated benefits from such transactions); Ashland’s substantial indebtedness (including the possibility that such indebtedness and related restrictive covenants may adversely affect Ashland’s future cash flows, results of operations, financial condition and its ability to repay debt); severe weather, natural disasters, public health crises, cyber events and legal proceedings and claims (including product recalls, environmental and asbestos matters); the effects of the ongoing Ukraine/Russia and Israel/Hamas conflicts on the geographies in which we operate, the end markets we serve and on our supply chain and customers, and without limitation, risks and uncertainties affecting Ashland that are described in Ashland’s most recent Form 10-K (including Item 1A Risk Factors) filed with the SEC, which is available on Ashland’s website at http://investor.ashland.com or on the SEC’s website at http://www.sec.gov. Various risks and uncertainties may cause actual results to differ materially from those stated, projected or implied by any forward-looking statements. Ashland believes its expectations and assumptions are reasonable, but there can be no assurance that the expectations reflected herein will be achieved. Unless legally required, Ashland undertakes no obligation to update any forward-looking statements made in this news release whether as a result of new information, future events or otherwise.

1Financial results are preliminary until Ashland’s Form 10-Q is filed with the U.S. Securities and Exchange Commission.

2The ongoing free cash flow metric excludes the impact of inflows and outflows from U.S. and Foreign Accounts Receivable Sales Program and payments related to restructuring and environmental and litigation-related matters in both the current-year and prior-year periods.

™ Trademark, Ashland or its subsidiaries, registered in various countries.

FOR FURTHER INFORMATION:

Investor Relations:	Media Relations:
William C. Whitaker	Carolmarie C. Brown
+1 (614) 790-2095	+1 (302) 995-3158
wcwhitaker@ashland.com	ccbrown@ashland.com

Ashland Inc. and Consolidated Subsidiaries STATEMENTS OF CONDENSED CONSOLIDATED INCOME (LOSS) (In millions except per share data - preliminary and unaudited)	Table 1

	Three months ended
	December 31
	2024	2023

Sales	$405	$473
Cost of sales	294	375
GROSS PROFIT	111	98
Selling, general and administrative expense	78	83
Research and development expense	13	12
Intangibles amortization expense	17	21
Equity and other income	1	2
Loss on acquisitions and divestitures, net	(183)	(2)
OPERATING LOSS	(179)	(18)
Net interest and other expense (income)	28	(24)
Other net periodic benefit loss	2	2
INCOME (LOSS) FROM CONTINUING OPERATIONS
BEFORE INCOME TAXES	(209)	4
Income tax benefit	(43)	(24)
INCOME (LOSS) FROM CONTINUING OPERATIONS	(166)	28
Income (loss) from discontinued operations, net of income taxes	1	(2)
NET INCOME (LOSS)	$(165)	$26

DILUTED EARNINGS PER SHARE
Income (loss) from continuing operations	$(3.51)	$0.54
Income (loss) from discontinued operations	0.01	(0.03)
Net income (loss)	$(3.50)	$0.51

AVERAGE DILUTED COMMON SHARES OUTSTANDING(a)	47	51

SALES
Life Sciences	134	200
Personal Care	134	129
Specialty Additives	115	122
Intermediates	33	33
Intersegment Sales	(11)	(11)
	$405	$473

OPERATING INCOME (LOSS)
Life Sciences	14	32
Personal Care	11	2
Specialty Additives	(5)	(32)
Intermediates	3	7
Unallocated and other	(202)	(27)
	$(179)	$(18)

(a)
As a result of the loss from continuing operations for the three months ending December 31, 2024, the effect of the share-based awards convertible to common shares would be anti-dilutive. In accordance with U.S. GAAP, these shares have been excluded from the diluted earnings per share calculation for the period.

Ashland Inc. and Consolidated Subsidiaries CONDENSED CONSOLIDATED BALANCE SHEETS (In millions - preliminary and unaudited)	Table 2

	December 31	September 30
	2024	2024
ASSETS
Current assets
Cash and cash equivalents	$219	$300
Accounts receivable, net	163	243
Inventories	528	545
Other assets	127	107
Current assets held for sale	32	-
Total current assets	1,069	1,195

Noncurrent assets
Property, plant and equipment
Cost	3,227	3,316
Accumulated depreciation	1,993	2,013
Net property, plant and equipment	1,234	1,303

Goodwill	1,330	1,381
Intangibles	588	751
Operating lease assets, net	99	114
Restricted investments	277	295
Asbestos insurance receivable, net	129	132
Deferred income taxes	241	210
Other assets	264	264
Total noncurrent assets	4,162	4,450

Total assets	$5,231	$5,645

LIABILITIES AND EQUITY
Current liabilities
Trade and other payables	$184	$214
Accrued expenses and other liabilities	207	256
Current operating lease obligations	20	20
Current liabilities held for sale	14	-
Total current liabilities	425	490

Noncurrent liabilities
Long-term debt	1,313	1,349
Asbestos litigation reserve	401	414
Deferred income taxes	28	29
Employee benefit obligations	110	110
Operating lease obligations	83	99
Other liabilities	279	286
Total noncurrent liabilities	2,214	2,287

Stockholders' equity	2,592	2,868

Total liabilities and stockholders' equity	$5,231	$5,645

Ashland Inc. and Consolidated Subsidiaries STATEMENTS OF CONDENSED CONSOLIDATED CASH FLOWS (In millions - preliminary and unaudited)	Table 3

	Three months ended
	December 31
	2024	2023
CASH FLOWS PROVIDED (USED) BY OPERATING ACTIVITIES FROM CONTINUING OPERATIONS
Net income (loss)	$(165)	$26
Loss (income) from discontinued operations, net of income taxes	(1)	2
Adjustments to reconcile income (loss) from continuing operations to cash flows from operating activities
Depreciation and amortization	51	77
Original issue discount and debt issuance cost amortization	2	1
Deferred income taxes	(3)	(30)
Income from affiliates	(1)	-
Stock based compensation expense	4	1
Loss (income) from restricted investments	12	(35)
Impairment charges	183	-
Pension contributions	(4)	(8)
Loss on pension and other postretirement plan remeasurements	1	-
Change in operating assets and liabilities(a)	(109)	167
Total cash flows provided (used) by operating activities from continuing operations	(30)	201
CASH FLOWS PROVIDED (USED) BY INVESTING ACTIVITIES FROM CONTINUING OPERATIONS
Additions to property, plant and equipment	(23)	(36)
Company-owned life insurance payments	(1)	(1)
Funds restricted for specific transactions	-	(5)
Reimbursements from restricted investments	6	16
Proceeds from sale of securities	5	9
Purchases of securities	(5)	(9)
Total cash flows used by investing activities from continuing operations	(18)	(26)
CASH FLOWS USED BY FINANCING ACTIVITIES FROM CONTINUING OPERATIONS
Repurchase of common stock	-	(100)
Repayment of short-term debt	-	(16)
Cash dividends paid	(19)	(20)
Stock based compensation employee withholding taxes paid in cash	(3)	(3)
Total cash flows used by financing activities from continuing operations	(22)	(139)
CASH PROVIDED (USED) BY CONTINUING OPERATIONS	(70)	36
Cash used by discontinued operations
Operating cash flows	(10)	(14)
Effect of currency exchange rate changes on cash and cash equivalents	(1)	1
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(81)	23
CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	300	417
CASH AND CASH EQUIVALENTS - END OF PERIOD	$219	$440

DEPRECIATION AND AMORTIZATION
Life Sciences	14	16
Personal Care	18	20
Specialty Additives	16	38
Intermediates	3	3
Unallocated and other	-	-
	$51	$77

(a)
Excludes changes resulting from operations acquired or sold.

Ashland Inc. and Consolidated Subsidiaries RECONCILIATION OF NON-GAAP DATA - ADJUSTED EBITDA (In millions - preliminary and unaudited)	Table 4

	Three months ended
	December 31
Adjusted EBITDA - Ashland Inc.	2024	2023
Net income (loss)	$(165)	$26
Income tax benefit	(43)	(24)
Net interest and other expense (income)	28	(24)
Depreciation and amortization(a)	51	56
EBITDA	(129)	34
Loss (income) from discontinued operations, net of income taxes	(1)	2
Loss on pension and other postretirement plan remeasurements	1	-
Operating key items (see Table 5)	190	34
Adjusted EBITDA	$61	$70

Adjusted EBITDA - Life Sciences
Operating income	$14	$32
Add:
Depreciation and amortization	14	16
Adjusted EBITDA	$28	$48

Adjusted EBITDA - Personal Care
Operating income	$11	$2
Add:
Depreciation and amortization	18	20
Operating key items (see Table 5)	1	-
Adjusted EBITDA	$30	$22

Adjusted EBITDA - Specialty Additives
Operating loss	$(5)	$(32)
Add:
Depreciation and amortization(a)	16	17
Operating key items (see Table 5)	2	21
Adjusted EBITDA	$13	$6

Adjusted EBITDA - Intermediates
Operating income	$3	$7
Add:
Depreciation and amortization	3	3
Adjusted EBITDA	$6	$10

(a)
Depreciation and amortization excludes accelerated depreciation expense of $21 million for Specialty Additives for the three months ended December 31, 2023, which is included as a key item within this table as a component of Adjusted EBITDA.

Ashland Inc. and Consolidated Subsidiaries SEGMENT COMPONENTS OF KEY ITEMS FOR APPLICABLE INCOME STATEMENT CAPTIONS (In millions - preliminary and unaudited)	Table 5

	Three Months Ended December 31, 2024
	Life Sciences	Personal Care	Specialty Additives	Intermediates	Unallocated & Other	Total
OPERATING INCOME (LOSS)
Operating key items:
Avoca impairment	$-	$-	$-	$-	$(183)	$(183)
Other plant optimization costs	-	(1)	(2)	-	-	(3)
Restructuring, separation and other costs	-	-	-	-	(3)	(3)
Environmental reserve adjustments	-	-	-	-	(1)	(1)
All other operating income (loss)	14	12	(3)	3	(15)	11
Operating income (loss)	14	11	(5)	3	(202)	(179)

NET INTEREST AND OTHER EXPENSE
Key items					17	17
All other net interest and other expense					11	11
					28	28

OTHER NET PERIODIC BENEFIT LOSS
Key items					1	1
All other net periodic benefit losses					1	1
					2	2

INCOME TAX EXPENSE (BENEFIT)
Tax effect of key items(a)					(50)	(50)
Tax specific key items(b)					8	8
All other income tax expense					(1)	(1)
					(43)	(43)
INCOME (LOSS) FROM CONTINUING OPERATIONS	$14	$11	$(5)	$3	$(189)	$(166)

	Three Months Ended December 31, 2023
	Life Sciences	Personal Care	Specialty Additives	Intermediates	Unallocated & Other	Total
OPERATING INCOME (LOSS)
Operating key items:
Environmental reserve adjustments	$-	$-	$-	$-	$(4)	$(4)
Restructuring, separation and other costs	-	-	-	-	(4)	(4)
Accelerated depreciation	-	-	(21)	-	-	(21)
Argentina currency devaluation impact	-	-	-	-	(5)	(5)
All other operating income (loss)	32	2	(11)	7	(14)	16
Operating income (loss)	32	2	(32)	7	(27)	(18)

NET INTEREST AND OTHER EXPENSE (INCOME)
Key items					(31)	(31)
All other net interest and other expense					7	7
					(24)	(24)

OTHER NET PERIODIC BENEFIT LOSS					2	2

INCOME TAX EXPENSE (BENEFIT)
Tax effect of key items(a)					(1)	(1)
Tax specific key items(b)					(24)	(24)
All other income tax expense					1	1
					(24)	(24)
INCOME (LOSS) FROM CONTINUING OPERATIONS	$32	$2	$(32)	$7	$19	$28

(a)
Represents the tax effect of the key items that are previously identified above.
(b)
Represents key items resulting from tax specific financial transactions, tax law changes or other matters that fall within the definition of tax specific key items. See Table 7 for additional information.

Ashland Inc. and Consolidated Subsidiaries RECONCILIATION OF CERTAIN NON-GAAP DATA (In millions - preliminary and unaudited)	Table 6

	Three months ended
	December 31
Free cash flows	2024	2023
Total cash flows provided (used) by operating activities from continuing operations	$(30)	$201
Adjustments:
Additions to property, plant and equipment	(23)	(36)
Free Cash Flows	$(53)	$165
Cash (inflows) outflows from U.S. Accounts Receivable Sales Program(a)	7	(8)
Cash (inflows) outflows from Foreign Accounts Receivable Sales Program(b)	13	(102)
Restructuring-related payments(c)	3	3
Environmental and related litigation payments(d)	4	8
Ongoing Free Cash Flow	$(26)	$66

Net income (loss)	$(165)	$26
Adjusted EBITDA(e)	$61	$70

Operating Cash Flow Conversion(f)	18%	773%
Ongoing Free Cash Flow Conversion(g)	-43%	94%

(a)
Represents activity associated with the U.S. Accounts Receivable Sales Program impacting each period presented.
(b)
Represents activity associated with the Foreign Accounts Receivable Sales Program impacting each period presented.
(c)
Restructuring payments incurred during each period presented.
(d)
Represents cash outflows associated with environmental and related litigation payments which will be reimbursed by the Environmental trust.
(e)
See Adjusted EBITDA reconciliation.
(f)
Operating Cash Flow Conversion is defined as Cash flows provided (used) by operating activities from continuing operations divided by Net income (loss).
(g)
Ongoing Free Cash Flow Conversion is defined as Ongoing Free Cash Flow divided by Adjusted EBITDA.

	Three months ended
	December 31
Adjusted Operating Income	2024	2023
Operating loss (as reported)	$(179)	$(18)
Key items, before tax:
Avoca impairment	183	-
Restructuring, separation and other costs	3	4
Other plant optimization costs	3	-
Environmental reserve adjustments	1	4
Accelerated depreciation	-	21
Argentina currency devaluation impact	-	5
Adjusted Operating Income (non-GAAP)	$11	$16

Ashland Inc. and Consolidated Subsidiaries RECONCILIATION OF CERTAIN NON-GAAP DATA (In millions except per share data - preliminary and unaudited)	Table 7

	Three months ended
	December 31
	2024	2023
Income (loss) from continuing operations (as reported)	$(166)	$28
Key items, before tax:
Avoca impairment	183	-
Unrealized (gain) loss on securities	17	(31)
Restructuring, separation and other costs	3	4
Other plant optimization costs	3	-
Environmental reserve adjustments	1	4
Loss on pension and other postretirement plan remeasurements	1	-
Accelerated depreciation	-	21
Argentina currency devaluation impact	-	5
Key items, before tax	208	3
Tax effect of key items(a)	(50)	(1)
Key items, after tax	158	2
Tax specific key items:
Uncertain tax positions	1	-
Other and tax reform related activity	7	(24)
Tax specific key items(b)	8	(24)
Total key items	166	(22)
Adjusted Income from Continuing Operations (non-GAAP)	$-	$6
Amortization expense adjustment (net of tax)(c)	14	17
Adjusted Income from Continuing Operations (non-GAAP) Excluding Intangibles Amortization Expense	$14	$23

(a)
Represents the tax effect of the key items that are previously identified above.
(b)
Represents key items resulting from tax specific financial transactions, tax law changes or other matters that fall within the definition of tax specific key items. These tax specific key items included the following:

- Uncertain tax positions: Includes the impact from the settlement of uncertain tax positions with various tax authorities.

- Other and tax reform: Includes the impact from the remeasurement of foreign deferred tax balances resulting from the impact from rate changes for foreign jurisdictions and other tax law changes enacted during fiscal 2025 and 2024.

(c)
Amortization expense adjustment (net of tax) tax rates were 21% and 20% for the three months ended December 31, 2024 and 2023, respectively.

Ashland Inc. and Consolidated Subsidiaries RECONCILIATION OF CERTAIN NON-GAAP DATA (In millions except per share data - preliminary and unaudited)	Table 7 (Continued)

	Three months ended
	December 31
	2024	2023
Diluted EPS from continuing operations (as reported)	$(3.51)	$0.54
Key items, before tax:
Avoca impairment	3.89	-
Unrealized (gain) loss on securities	0.35	(0.60)
Restructuring, separation and other costs	0.06	0.08
Other plant optimization costs	0.06	-
Environmental reserve adjustments	0.02	0.08
Loss on pension and other postretirement plan remeasurements	0.02	-
Accelerated depreciation	-	0.41
Argentina currency devaluation impact	-	0.10
Key items, before tax	4.40	0.07
Tax effect of key items(a)	(1.07)	(0.02)
Key items, after tax	3.33	0.05
Tax specific key items:
Uncertain tax positions	0.02	-
Other and tax reform related activity	0.15	(0.47)
Tax specific key items(b)	0.17	(0.47)
Total key items	3.50	(0.42)
Adjusted Diluted EPS from Continuing Operations (non-GAAP)	$(0.01)	$0.12
Amortization expense adjustment (net of tax)(c)	0.29	0.33
Adjusted Diluted EPS from Continuing Operations (non-GAAP) Excluding Intangibles Amortization Expense	$0.28	$0.45

(a)
Represents the tax effect of the key items that are previously identified above.
(b)
Represents key items resulting from tax specific financial transactions, tax law changes or other matters that fall within the definition of tax specific key items. These tax specific key items included the following:

- Uncertain tax positions: Includes the impact from the settlement of uncertain tax positions with various tax authorities.

- Other and tax reform: Includes the impact from the remeasurement of foreign deferred tax balances resulting from the impact from rate changes for foreign jurisdictions and other tax law changes enacted during fiscal 2025 and 2024.

(c)
Amortization expense adjustment (net of tax) tax rates were 21% and 20% for the three months ended December 31, 2024 and 2023, respectively.